Exhibit 99.1

AquaBounty Technologies Announces Fourth Quarter and Full Year 2023 Financial Results

HARVARD, Mass., April 1, 2024 -- AquaBounty Technologies, Inc. (NASDAQ: AQB) (“AquaBounty” or the “Company”), a land-based aquaculture company utilizing technology to enhance productivity and sustainability, today announced the Company’s financial results for the fourth quarter and full year ended December 31, 2023.

Fourth Quarter and Full Year 2023 Highlights and Recent Developments

•

Generated $553 thousand in product revenue in the fourth quarter, a year-over-year increase of 23% as compared to $451 thousand in the fourth quarter of 2022. For the year ended December 31, 2023, product revenue totaled $2.47 million, a year-over-year decrease of 21% as compared to $3.14 million in 2022.

•

Net loss in the fourth quarter was up significantly at $8.42 million for 2023 as compared to $6.07 million in the fourth quarter of 2022. For the year ended December 31, 2023, net loss increased to $27.56 million, as compared to $22.16 million in 2022.

•

Construction activities for the Pioneer, Ohio farm site were paused in June, due to a significant increase in the expected construction cost.  The Company is pursuing new sources of financing to cover the cost increase.

•	Cash, cash equivalents, marketable securities and restricted cash totaled $9.2 million as of December 31, 2023, as compared to $102.6 million as of December 31, 2022.
•	On February 14, 2024, the Company announced that it had made the decision to sell its Indiana farm site as part of its strategy to increase liquidity.

Management Commentary

“Our financial results for 2023 are indicative of the financial and operational challenges that we encountered during the year,” stated Sylvia Wulf, Board Chair and Chief Executive Officer of AquaBounty.  “We began the year with a limited ability to harvest at our Indiana farm, as needed repairs were performed on our processing building.  By the time the facility was fully back in operation in early May, the market price for Atlantic salmon had begun to fall.  This continued through the second and third quarters and only partially recovered during the holiday season in the fourth quarter.  The result was a decline in year-over-year revenue, even though our total production output increased by 14 percent.  Our net loss for 2023 increased over the prior year, primarily due to sharp increases in spending for state excise taxes, legal fees, and outside consulting, the latter two driven by our fundraising efforts.  We also were impacted by another significant increase in the cost estimate for our Ohio farm, which forced us to pause both our construction activities and our municipal bond financing transaction in June.

“Faced with these challenges, we began exploring a range of financing alternatives to strengthen our balance sheet and increase our cash runway.  We announced in February 2024 that we had made the decision to sell our Indiana farm operation in order to increase our cash position and to decrease our on-going cash burn.  Additionally, we engaged Berenson & Company as our investment bank to advise on debt financing secured by our unencumbered assets and on additional funding alternatives that are necessary to resume and complete construction of our Ohio farm and pursue our longer-term growth strategy.

“Operations at our PEI farm continue to expand with the installation of additional egg incubation capacity, which will allow us to increase the availability of non-transgenic Atlantic salmon eggs and fry for sale to salmon farmers.  Furthermore, our R&D team continues to make advances in genetics, breeding, fish health and nutrition.  We have a fully engaged and committed management team that is focused on dealing with our challenges and taking the necessary steps to support our future growth.

“I look forward to providing my fellow stockholders with an update in the near future,” concluded Wulf.

About AquaBounty

At AquaBounty Technologies, Inc. (NASDAQ: AQB), we believe we are a leader in land-based sustainable aquaculture from start to finish.  As a vertically integrated Company from broodstock to grow out, we are leveraging decades of expertise in fish breeding, genetics, and health & nutrition to deliver disruptive solutions that address food insecurity and climate change issues.  We are committed to feeding the world efficiently, sustainably and profitably. AquaBounty provides fresh Atlantic salmon to nearby markets by raising its fish in carefully monitored land-based fish farms through a safe, secure and sustainable process. The Company’s land-

based Recirculating Aquaculture System (“RAS”) farms, including a grow-out farm located in Indiana, United States and a broodstock and egg production farm located on Prince Edward Island, Canada, are close to key consumption markets and are designed to prevent disease and to include multiple levels of fish containment to protect wild fish populations. AquaBounty is raising nutritious salmon that is free of antibiotics and contaminants and provides a solution resulting in a reduced carbon footprint and no risk of pollution to marine ecosystems as compared to traditional sea-cage farming. For more information on AquaBounty, please visit www.aquabounty.com or follow us on Facebook,  X,  LinkedIn and Instagram.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended, including regarding potential financing alternatives for the Company, its operations, and construction of its Ohio farm, as well as a potential sale of the Company’s Indiana farm operation. The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these statements because they involve significant risks and uncertainties about AquaBounty. AquaBounty may use words such as “continue,” “believe,” “will,” “may,” “expect,” the negative forms of these words and similar expressions to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are, our history of net losses and the likelihood of future net losses; our ability to continue as a going concern; our ability to raise substantial additional capital on acceptable terms, or at all, which is required to implement our business strategy as planned, or at all; our ability to raise additional funds in sufficient amounts on a timely basis, on acceptable terms, or at all; our ability to attract and retain key personnel, including key management personnel; our ability to retain and reengage key vendors and engage additional vendors, as needed; our ability to obtain approvals and permits to construct and operate our farms without delay; increases in interest rates; delays and defects that may prevent the commencement of farm operations; rising inflation rates; our ability to finance our Ohio farm through the placement of municipal bonds, which may require restrictive debt covenants that could limit our control over the farm’s operation and restrict our ability to utilize any cash that the farm generates; our ability to manage our growth, which could adversely affect our business; risks related to potential strategic acquisitions, investments or mergers; high customer concentration, which exposes us to various risks faced by our major customers; ethical, legal, and social concerns about genetically engineered products; our ability to gain consumer acceptance of our genetically engineered Atlantic salmon (“GE Atlantic salmon” or “AquAdvantage salmon”) product; the quality and quantity of the salmon that we harvest; a significant fish mortality event in our broodstock or our production facilities; the loss of our GE Atlantic salmon broodstock; disease outbreaks, which can increase the cost of production and/or reduce production harvests; a shutdown, material damage to any of our farms, or lack of availability of power, fuel, oxygen, eggs, water, or other key components needed for our operations; our ability to efficiently and cost-effectively produce and sell salmon at large commercial scale; any contamination of our products, which could subject us to product liability claims and product recalls; security breaches, cyber-attacks and other disruptions could compromise our information, expose us to fraud or liability, or interrupt our operations; our dependence on third parties for the processing, distribution, and sale of our products; any write-downs of the value of our inventory; business, political, or economic disruptions or global health concerns; adverse developments affecting the financial services industry; industry volatility, including fluctuations in commodity prices of salmon; restrictions on Atlantic salmon farming in certain states; agreements that require us to pay a significant portion of our future revenue to third parties; our ability to receive additional government research grants and loans; international business risks, including exchange rate fluctuations; our ability to use net operating losses and other tax attributes, which may be subject to certain limitations; our ability to maintain regulatory approvals for our GE Atlantic salmon and our farm sites and obtain new approvals for farm sites and the sale of our products in other markets; our ability to continue to comply with U.S. Food and Drug Administration regulations and foreign regulations; significant regulations in the markets in which we intend to sell our products; significant costs complying with environmental, health, and safety laws and regulations, and any failure to comply with these laws and regulations; increasing regulation, changes in existing regulations, and review of existing regulatory decisions; lawsuits by non-governmental organizations and others who are opposed to the development or commercialization of genetically engineered products; risks related to the use of the term “genetically engineered,” which will need to be included as part of the acceptable market name for our GE Atlantic salmon, and bioengineering disclosures provided in accordance with U.S. Department of Agriculture regulations; competitors and potential competitors may develop products and technologies that make ours obsolete or garner greater market share than ours; any theft, misappropriation, or reverse engineering of our products could result in competing technologies or products; our ability to protect our proprietary technologies and intellectual property rights; our ability to enforce our intellectual property rights; volatility in the price of our shares of common stock; our ability to maintain our listing on the Nasdaq Stock Market LLC (“Nasdaq”); our success in growing, or our perceived ability to grow, our GE Atlantic salmon successfully and profitably at commercial scale; an active trading market for our common stock may not be sustained; our status as a “smaller reporting company” and a “non-accelerated filer” may cause our shares of common stock to be less attractive to investors; any issuance of preferred stock with terms that could dilute the voting power or reduce the value of our common stock; provisions in our corporate documents and Delaware law could have the effect of delaying, deferring, or preventing a change in control of us; our expectation of not paying cash dividends in the foreseeable future; and other risks and uncertainties discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”).  Forward-looking statements speak only as of the date hereof, and, except as required by law, AquaBounty undertakes no obligation to update or revise these forward-looking statements. For information regarding the risks faced by us, please refer to our public filings with the SEC, available on the Investors section of our website at www.aquabounty.com and on the SEC’s website at www.sec.gov.

Company & Investor Contact:
AquaBounty Technologies

investors@aquabounty.com

Media Contact:
Vince McMorrow
Fahlgren Mortine
(614) 906-1671
vince.mcmorrow@Fahlgren.com

AquaBounty Technologies, Inc.

Consolidated Balance Sheets

	as of December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$8,203,869	$101,638,557
Inventory	1,733,603	2,276,592
Prepaid expenses and other current assets	1,700,273	2,133,583
Total current assets	11,637,745	106,048,732

Property, plant and equipment, net	174,381,382	106,286,186
Right of use assets, net	281,104	222,856
Intangible assets, net	204,436	218,139
Restricted cash	1,000,000	1,000,000
Other assets	46,761	64,859
Total assets	$187,551,428	$213,840,772

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$12,991,819	$12,000,592
Accrued employee compensation	754,621	1,021,740
Current debt	795,300	2,387,231
Other current liabilities	30,863	20,830
Total current liabilities	14,572,603	15,430,393

Long-term lease obligations	250,241	203,227
Long-term debt, net	7,711,866	6,286,109
Total liabilities	22,534,710	21,919,729

Commitments and contingencies

Stockholders' equity:
Common stock, $0.001 par value, 75,000,000 and 150,000,000 shares authorized at
December 31, 2023 and 2022, respectively; 3,847,022 and 3,834,383 shares
outstanding at December 31, 2023 and 2022, respectively	3,847	3,834
Additional paid-in capital	385,998,213	385,455,961
Accumulated other comprehensive loss	(405,464)	(516,775)
Accumulated deficit	(220,579,878)	(193,021,977)
Total stockholders' equity	165,016,718	191,921,043

Total liabilities and stockholders' equity	$187,551,428	$213,840,772

AquaBounty Technologies, Inc.

Consolidated Statements of Operations and Comprehensive Loss

	Years ended December 31,
	2023	2022
Revenues
Product revenues	$2,472,659	$3,136,954

Costs and expenses
Product costs	15,281,635	13,630,911
Sales and marketing	795,931	1,138,781
Research and development	703,823	903,981
General and administrative	13,007,869	9,786,819
Total costs and expenses	29,789,258	25,460,492

Operating loss	(27,316,599)	(22,323,538)

Other (expense) income
Interest expense	(303,967)	(291,177)
Other income, net	62,665	457,520
Total other (expense) income	(241,302)	166,343

Net loss	$(27,557,901)	$(22,157,195)

Other comprehensive income (loss):
Foreign currency gain (loss)	111,311	(301,288)
Unrealized gains on marketable securities	—	40,101
Total other comprehensive income (loss)	111,311	(261,187)

Comprehensive loss	$(27,446,590)	$(22,418,382)

Basic and diluted net loss per share	$(7.17)	$(5.78)
Weighted average number of common shares -
basic and diluted	3,844,239	3,832,557

AquaBounty Technologies, Inc.

Consolidated Statements of Cash Flows

	Years Ended December 31,
	2023	2022
Operating activities
Net loss	$(27,557,901)	$(22,157,195)
Adjustment to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	2,158,231	2,024,783
Share-based compensation	542,265	535,123
Other non-cash charge	16,604	22,983
Changes in operating assets and liabilities:
Inventory	546,847	(1,027,650)
Prepaid expenses and other assets	375,430	(550,120)
Accounts payable and accrued liabilities	(50,602)	(1,905)
Accrued employee compensation	(267,119)	147,151
Net cash used in operating activities	(24,236,245)	(21,006,830)

Investing activities
Purchases of and deposits on property, plant and equipment	(68,889,540)	(67,476,327)
Maturities of marketable securities	—	149,435,173
Purchases of marketable securities	—	(47,621,291)
Other investing activities	(3,263)	12,500
Net cash (used in) provided by investing activities	(68,892,803)	34,350,055

Financing activities
Proceeds from issuance of debt	417,673	476,228
Repayment of term debt	(726,140)	(640,170)
Proceeds from the exercise of stock options and warrants	—	1,538
Net cash used in financing activities	(308,467)	(162,404)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,827	2,748
Net change in cash, cash equivalents and restricted cash	(93,434,688)	13,183,569
Cash, cash equivalents and restricted cash at beginning of period	102,638,557	89,454,988
Cash, cash equivalents and restricted cash at end of period	$9,203,869	$102,638,557

Reconciliation of cash, cash equivalents and restricted cash reported in the consolidated balance sheet:
Cash and cash equivalents	$8,203,869	$101,638,557
Restricted cash	1,000,000	1,000,000
Total cash, cash equivalents and restricted cash	$9,203,869	$102,638,557

Supplemental disclosure of cash flow information and non-cash transactions:
Interest paid in cash	$289,138	$274,562
Property and equipment included in accounts payable and accrued liabilities	$11,670,996	$10,565,820